UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported) February 20, 2019

Washington Prime Group Inc.
(Exact name of Registrant as specified in its Charter)

Indiana	001-36252	46-4323686
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

180 East Broad Street, Columbus, Ohio	43215
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (614) 621-9000

N/A

(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
I. Adoption of the 2019 WPG Executive Bonus Plan
On February 20, 2019 (the “Adoption Date”), the Compensation Committee (the “Committee”) of the Board of Directors of Washington Prime Group Inc. (the “Company,” “Registrant” or “WPG”) approved the terms and conditions for the 2019 WPG Executive Bonus Plan (the “Plan”) for the Company’s senior management team, including its “named executive officers” (as defined by Item 402(a)(3) of Regulation S-K) (each a “Named Executive Officer”). The Plan establishes the targets for bonus payments to such officers specifically named in the Plan (together with the Named Executive Officers, the “Officers” or “Participants”) for performance achieved during fiscal year 2019. Under the Plan, each Participant has a bonus target opportunity that is a percentage of such Participant’s base salary paid during 2019 from which the bonus payment under the Plan will be determined. The bonus targets for each Named Executive Officer eligible to participate in the Plan are as follows:

Officers	Bonus Target
Chief Executive Officer and Director	150% of paid salary
Executive Vice President and Chief Financial Officer	125% of paid salary
Executive Vice President, General Counsel and Corporate Secretary	150% of paid salary
Executive Vice President, Development	100% of paid salary
The Plan has three components based on the achievement of certain results related to: (a) measurable Funds From Operations (“FFO”) weighted at 75%, (“FFO Component”), (b) individual objectives of Participants (“Individual Objectives”) weighted at 12.5% (“Individual Component”) and (c) strategic objectives of the Company (collectively, “Strategic Objectives”) also weighted at 12.5% (“Strategic Component”). The Committee specifically approved the Individual Objectives for each Named Executive Officer and the Company’s Strategic Objectives for fiscal year 2019. The Committee approves, in its discretion, each Participant’s bonus based on the Committee’s assessment of the achievement of the performance goals further described below.
The threshold and target performance levels for the FFO Component, Individual Component and Strategic Component are 25% (threshold) up to 100% (target), respectively. With respect to the Individual Component and the Strategic Component, bonus percentage payouts for results achieved between performance levels will be interpolated accordingly. There is no maximum level of performance under the Plan.
With respect to determining per share FFO performance, the Committee retains full discretion to accept or reject the exclusion (whether positive or negative) of the following items from the calculation of the Company’s year-end FFO per share: (1) merger and/or transaction costs, (2) the financial impact of acquisitions, ventures, dispositions, or similar transactions, (3) non-cash asset write downs or impairments, and (4) the financial impact of charges and expenditures associated with the early extinguishment of debt and the discontinuation of certain transactions or pre-development and development projects. Additionally, the Committee shall also retain full discretion to make any other adjustments they believe are appropriate in approving the portion of the bonus award for the FFO Component. In addition, the Plan contains certain items that may be excluded from the calculation of FFO, whether positive or negative.
With respect to the Individual Component, Individual Objectives are specific, measurable and limited to no more than five objectives per Participant and are to be beyond the normal day-to-day responsibilities of Participants. The Committee can re-evaluate Individual Objectives during the fiscal year should business circumstances change beyond the control of the Company or Participant. With respect to the Strategic Component, each Named Executive Officer shall have the same corporate objectives. The achievement levels for each of the FFO, Individual and Strategic Components were approved by the Committee. To receive a bonus under the Plan, the Participant must be considered by the Company to be full-time and actively employed on both the date the bonus payment is approved by the Committee and the date that the Committee designates for the bonus to be paid.
II.     Adoption of the 2019 Long Term Incentive Compensation Program
On the Adoption Date, the Committee approved the terms and conditions for the 2019 long-term incentive compensation awards (the “LTIP Program”) for the Officers. The LTIP Program establishes the percentage targets and specific terms for long-term incentive compensation awards issued under the 2014 Washington Prime Group, L.P. Stock Incentive Plan, as amended (the “2014 Plan”). The LTIP Program provides Officers with the opportunity to ultimately receive WPG common shares based on: (i) the vesting of time-based restricted stock units (“RSUs”) and (ii) the earnout of performance-based performance stock units (“PSUs”) based on the Company’s total shareholder return (“TSR”).

The number of RSUs shall be determined by dividing an amount (i.e., either a percentage of salary or actual dollar amount) by the closing price of a share of the Company’s common stock on the Adoption Date. The RSUs shall be subject to the terms and conditions of the 2014 Plan and the applicable RSU award agreement. The issued RSUs shall vest in three tranches on each annual anniversary of the Adoption Date, subject to the Officer’s continued employment with the Company through each vesting date. During the period prior to vesting, dividend equivalents will be paid with respect to the RSUs granted. RSUs represent a contingent right to receive one WPG common share for each awarded RSU. Vested RSUs shall convert to WPG common shares on a one-for-one basis.
On the Adoption Date, the target number of PSUs granted shall be determined by dividing an amount (i.e., either a percentage of salary or actual dollar amount) by the closing price of a share of the Company’s common stock on the Adoption Date (“Equity Award Target”). Subject to the terms and conditions of the applicable award agreement and 2014 Plan, actual PSUs earned may range from 0% to 150% of the Equity Award Target, based on the achievement of the Company’s TSR compared to the Company’s pre-determined retail REIT peer group over a three-year performance period that commences on the Adoption Date and ends on February 20, 2022. During this three-year performance period prior to the vesting and settlement of earned PSUs, if any, dividend equivalents will be paid by the issuance of WPG common shares and will accrue with respect to the number of PSUs that actually vest at the end of the applicable performance period corresponding to the amount of any dividends paid by the Company to the Company’s common shareholders for the applicable dividend payment dates. Such dividend equivalents for earned PSUs, if any, will be released at the time the earned PSUs are settled.
The RSUs and PSUs awarded on the Adoption Date under the LTIP Program to certain Officers was as follows:

Officers	RSUs	PSUs
Chief Executive Officer and Director	250,000	250,000
Executive Vice President and Chief Financial Officer	51,993	51,993
Executive Vice President, General Counsel and Corporate Secretary	43,328	43,328
Executive Vice President, Development	33,223	33,223
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2019	WASHINGTON PRIME GROUP INC.

By: /s/ Robert P. Demchak

Name: Robert P. Demchak

Title: Executive Vice President, General Counsel and Corporate Secretary